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                                                                   EXHIBIT 4.2


                           TELE-COMMUNICATIONS, INC.

                          CERTIFICATE OF DESIGNATIONS

                                ---------------

                     SETTING FORTH A COPY OF A RESOLUTION
                     CREATING AND AUTHORIZING THE ISSUANCE
                 OF A SERIES OF PREFERRED STOCK DESIGNATED AS
                  "REDEEMABLE CONVERTIBLE LIBERTY MEDIA GROUP
                          PREFERRED STOCK, SERIES H"
                       ADOPTED BY THE BOARD OF DIRECTORS
                         OF TELE-COMMUNICATIONS, INC.

                                ---------------

          The undersigned, an Executive Vice President of TELE-COMMUNICATIONS, INC., a Delaware corporation (the "Company"), HEREBY CERTIFIES that the Board of Directors of the Company on DECEMBER 13, 1995, duly adopted the following resolutions creating a new series of the Company's Series Preferred Stock:

          "BE IT RESOLVED, that pursuant to authority expressly granted by the provisions of Article IV, Section D of the Restated Certificate of Incorporation of the Company, the Board of Directors hereby creates and authorizes the issuance of a new series of the Company's Series Preferred Stock, par value $.01 per share ("Series Preferred Stock"), and hereby fixes the powers, designations, dividend rights, voting powers, rights on liquidation, conversion rights, redemption rights and other preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions of the shares of such series (in addition to the powers, designations, preferences and relative, participating, optional or other special rights and the qualifications, limitations or restrictions thereof set forth in the Restated Certificate of Incorporation that are applicable to each class and series of the Company's preferred stock, par value $.01 per share ("Preferred Stock")), as follows:

          1. Designation; Number of Shares. The designation of the series of Series Preferred Stock, par value $.01 per share, of the Company created hereby shall be "Redeemable Convertible Liberty Media Group Preferred Stock, Series H" ("Series H Preferred Stock"). The authorized number of shares of Series H Preferred Stock shall be [_______________]. Each share of Series H Preferred Stock shall have a stated value of $5.40 ("Stated Value").

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               Any shares of Series H Preferred Stock redeemed, converted or otherwise acquired by the Company shall be retired, shall not be reissued as shares of Series H Preferred Stock and shall resume the status of authorized and unissued shares of Series Preferred Stock, without designation as to series, until such shares are once more designated as part of a particular series of Series Preferred Stock by the Board of Directors.

          2. Certain Definitions. Unless the context otherwise requires, the terms defined in this paragraph 2 shall have, for all purposes of this Certificate of Designations, the meanings herein specified:

               "Anniversary Date" shall mean JANUARY 25, 1997.

               "Average Market Price" as of any Record Date or Special Record Date for a dividend payment declared by the Board of Directors shall mean the average of the daily Closing Prices of the Series A TCI Group Common Stock for the period of ten (10) consecutive trading days ending on the tenth trading day prior to such Record Date or Special Record Date, appropriately adjusted in such manner as the Board of Directors in good faith deems appropriate to take into account any stock dividend on the Series A TCI Group Common Stock, or any subdivision, combination or reclassification of the Series A TCI Group Common Stock that occurs, or the Ex-Dividend Date for which occurs, during the period following the first trading day in such ten-trading day period and ending on the last full trading day immediately preceding the Dividend Payment Date or other date fixed for the payment of dividends to which such Record Date or Special Record Date relates.

               "Board of Directors" shall mean the Board of Directors of the Company, and, unless the context indicates otherwise, shall also mean, to the extent permitted by law, any committee thereof authorized, with respect to any particular matter, to exercise the power of the Board of Directors of the Company with respect to such matter.

               "Business Day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in The City of New York, New York are not required to be open.

               "capital stock" shall mean any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) corporate stock.

               "Class B Preferred Stock" shall mean the Class B 6% Cumulative Redeemable Exchangeable Junior Preferred Stock, par value $.01 per share, of the Company.

               "Closing Price" of a share of Series A TCI Group Common Stock or of a share of Series A Liberty Media Group Common Stock, or of a share of any other class or series of capital stock of the Company into which the Series H Preferred Stock may hereafter become convertible pursuant to paragraph 7, on any day shall mean the last reported per share sale price (or, if no sale price is reported, the average of the high and low bid prices) of the Series A TCI

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Group Common Stock, the Series A Liberty Media Group Common Stock or such capital stock, as the case may be, on such day on the Nasdaq Stock Market or as quoted by the National Quotation Bureau Incorporated or, if the Series A TCI Group Common Stock, the Series A Liberty Media Group Common Stock or such capital stock, as applicable, is listed on an exchange, on the principal exchange on which the Series A TCI Group Common Stock, the Series A Liberty Media Group Common Stock or such capital stock, as the case may be, is listed. In the event that no such quotation is available for any day, the Board of Directors shall be entitled to determine the Closing Price on the basis of such quotations as it in good faith considers appropriate.

               "Contingency" shall have the meaning set forth in paragraph 3(a).

               "Conversion Date" of a share of Series H Preferred Stock shall mean the date on which the requirements for conversion of such share set forth in paragraph 7(b) of this Certificate of Designations have been satisfied by the holder thereof.

               "Conversion Rate" shall mean the kind and amount of securities, assets or other property that as of any date are issuable or deliverable upon conversion of a share of Series H Preferred Stock. The Conversion Rate of a share of Series H Preferred Stock shall initially be .2625 of a share of Series A Liberty Media Group Common Stock for each share of Series H Preferred Stock, subject to adjustment as set forth in paragraph 7 of this Certificate of Designations. In the event that pursuant to paragraph 7 the Series H Preferred Stock becomes convertible into more than one class or series of capital stock of the Company, the term Conversion Rate, when used with respect to any such class or series, shall mean the number or fraction of shares or other units of such capital stock that as of any date would be issued upon conversion of a share of Series H Preferred Stock.

               "Convertible Securities" shall mean any or all options, warrants, securities and rights which are convertible into or exercisable or exchangeable for Series A Liberty Media Group Common Stock at the option of the holder thereof, or which otherwise entitle the holder thereof to subscribe for, purchase or otherwise acquire Series A Liberty Media Group Common Stock; provided, however, that such term shall not include the Series B Liberty Media Group Common Stock.

               "Current Market Price", on the Determination Date for any issuance of rights, warrants or options or any distribution in respect of which the Current Market Price is being calculated, shall mean the average of the daily Closing Prices of the Series A Liberty Media Group Common Stock for the shortest of:

               (i) the period of 30 consecutive trading days commencing 45 trading days before such Determination Date,

               (ii) the period commencing on the date next succeeding the first public announcement of the issuance of rights, warrants or options or the distribution in

                                      -3-
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          respect of which the Current Market Price is being calculated and ending on the last full trading day before such Determination Date, and

               (iii) the period, if any, commencing on the date next succeeding the Ex-Dividend Date with respect to the next preceding issuance of rights, warrants or options or distribution for which an adjustment is required by the provisions of paragraph 7(c)(iv), 7(d) or 7(e), and ending on the last full trading day before such Determination Date.

          If the record date for an issuance of rights, warrants or options or a distribution for which an adjustment is required by the provisions of paragraph 7(c)(iv), 7(d) or 7(e) (the "preceding adjustment event") precedes the record date for the issuance or distribution in respect of which the Current Market Price is being calculated and the Ex-Dividend Date for such preceding adjustment event is on or after the Determination Date for the issuance or distribution in respect of which the Current Market Price is being calculated, then the Current Market Price shall be adjusted by deducting therefrom the fair market value (on the record date for the issuance or distribution in respect of which the Current Market Price is being calculated), as determined in good faith by the Board of Directors, of the capital stock, rights, warrants or options, assets or debt securities issued or distributed in respect of each share of Series A Liberty Media Group Common Stock in such preceding adjustment event. Further, in the event that the Ex-Dividend Date (or in the case of a subdivision, combination or reclassification, the effective date with respect thereto) with respect to a dividend, subdivision, combination or reclassification to which paragraph 7(c)(i), (ii), (iii) or (v) applies occurs during the period applicable for calculating the Current Market Price, then the Current Market Price shall be calculated for such period in a manner determined in good faith by the Board of Directors to reflect the impact of such dividend, subdivision, combination or reclassification on the Closing Prices of the Series A Liberty Media Group Common Stock during such period.

               "Determination Date" for any issuance of rights, warrants or options or any distribution to which paragraph 7(d) or 7(e) applies shall mean the earlier of (i) the record date for the determination of stockholders entitled to receive the rights, warrants or options or the distribution to which such paragraph applies and (ii) the Ex-Dividend Date for such rights, warrants or options or distribution.

               "Dividend Payment Date" shall mean, for any Dividend Period, the last day of such Dividend Period which shall be the FIRST day of each FEBRUARY and AUGUST, commencing with AUGUST 1, 1997, or the next succeeding Business Day if any such day is not a Business Day.

               "Dividend Period" shall mean the period from the Anniversary Date to but excluding the first Dividend Payment Date and, thereafter, each semi-annual period from and including a Dividend Payment Date to but excluding the next Dividend Payment Date.

               "Exchange Preferred Stock" shall have the meaning set forth in paragraph 7(g).

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               "Ex-Dividend Date" shall mean the date on which "ex-dividend"
trading commences for a dividend, an issuance of rights, warrants or options or a distribution to which any of paragraph 7(c), (d) or (e) applies in the over-the-counter market or on the principal exchange on which the Series A Liberty Media Group Common Stock is then quoted or listed.

               "Issue Date" shall mean the date on which shares of Series H Preferred Stock are first issued.

               "Junior Stock" shall mean (i) the TCI Group Common Stock, (ii) the Liberty Media Group Common Stock, (iii) the Class B Preferred Stock, (iv) any other class or series of capital stock, whether now existing or hereafter created, of the Company, other than (A) the Series H Preferred Stock, (B) any class or series of Parity Stock (except to the extent provided under clause (v) hereof) and (C) any class or series of Senior Stock, and (v) any class or series of Parity Stock to the extent that it ranks junior to the Series H Preferred Stock as to dividend rights, rights of redemption or rights on liquidation, as the case may be. For purposes of clause (v) above, a class or series of Parity Stock shall rank junior to the Series H Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of Series H Preferred Stock shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of such class or series of Parity Stock.

               "Liberty Media Group Common Stock" shall mean the Series A Liberty Media Group Common Stock and the Series B Liberty Media Group Common Stock.

               "Liquidation Preference" measured per share of the Series H Preferred Stock as of any date in question (the "Relevant Date") shall mean an amount equal to the sum of (a) the Stated Value of such share, plus (b) an amount equal to all dividends accrued on such share which pursuant to paragraph 3(d) of this Certificate of Designations have been added to and remain a part of the Liquidation Preference as of the Relevant Date, plus (c) for purposes of determining the amounts payable pursuant to paragraph 4 and paragraph 5 of this Certificate of Designations and the definition of Redemption Price, an amount equal to all unpaid dividends accrued on the sum of the amounts specified in clauses (a) and (b) above during the period from and including the immediately preceding Dividend Payment Date (or the Anniversary Date if the Relevant Date is on or prior to the first Dividend Payment Date) to but excluding the Relevant Date, and, in the case of clauses (b) and (c) hereof, whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Company legally available for the payment of dividends. In connection with the determination of the Liquidation Preference of a share of Series H Preferred Stock upon redemption or upon liquidation, dissolution or winding up of the Company, the Relevant Date shall be the applicable date of redemption or the date of distribution of amounts payable to stockholders in connection with any such liquidation, dissolution or winding up.

               "Mirror Preferred Stock" shall have the meaning set forth in paragraph 7(g).

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               "1933 Act" shall mean the Securities Act of 1933, as amended from time to time, or any successor statute, and the rules and regulations promulgated thereunder.

               "Officers' Certificate" shall mean a certificate signed by the Chairman of the Board, President or any Senior Vice President of the Company and by the Treasurer or an Assistant Treasurer of the Company.

               "Parity Stock" shall mean any class or series of capital stock, whether now existing or hereafter created, of the Company ranking on a parity basis with the Series H Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series, whether now existing or hereafter created, shall rank on a parity as to dividend rights, rights of redemption or rights on liquidation with the Series H Preferred Stock, whether or not the dividend rates, dividend payment dates, redemption or liquidation prices per share or sinking fund or mandatory redemption provisions, if any, are different from those of the Series H Preferred Stock, if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in proportion to their respective accumulated and accrued and unpaid dividends, redemption prices or liquidations prices, respectively, without preference or priority, one over the other, as between the holders of shares of such class or series and the holders of Series H Preferred Stock. No class or series of capital stock that ranks junior to the Series H Preferred Stock as to rights on liquidation shall rank or be deemed to rank on a parity basis with the Series H Preferred Stock as to dividend rights or rights of redemption, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly so provides. The Series C Preferred Stock, the Series D Preferred Stock, the Series F Preferred Stock and the Series G Preferred Stock rank on a parity basis with the Series H Preferred Stock as to dividend rights, rights of redemption and rights on liquidation and constitute "Parity Stock" for purposes of this Certificate of Designations.

               "Person" shall mean any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or agency or political subdivision thereof, or other entity, whether acting in an individual, fiduciary or other capacity.

               "Record Date" for the dividends payable on any Dividend Payment Date shall mean the 15TH day of the month preceding the month during which such Dividend Payment Date shall occur as and if designated by the Board of Directors.

               "Redeemable Capital Stock" shall have the meaning set forth in paragraph 7(c).

               "Redemption Date" as to any share of Series H Preferred Stock shall mean the date fixed for redemption of such share pursuant to paragraph 5(a) or 5(b) of this Certificate of Designations, provided that no such date will be a Redemption Date unless the applicable Redemption Price is actually paid in full on such date or the consideration sufficient for the

                                      -6-
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payment thereof, and for no other purpose, has been set apart or deposited in trust as contemplated by paragraph 5(d) of this Certificate of Designations.

               "Redemption Price", as to any share of Series H Preferred Stock that is to be redeemed on any Redemption Date, shall mean the Liquidation Preference thereof on such Redemption Date.

               "Redemption Securities" shall have the meaning set forth in paragraph 7(g).

               "Senior Stock" shall mean any class or series of capital stock of the Company hereafter created ranking prior to the Series H Preferred Stock as to dividend rights, rights of redemption or rights on liquidation. Capital stock of any class or series shall rank prior to the Series H Preferred Stock as to dividend rights, rights of redemption or rights on liquidation if the holders of shares of such class or series shall be entitled to dividend payments, payments on redemption or payments of amounts distributable upon dissolution, liquidation or winding up of the Company, as the case may be, in preference or priority to the holders of shares of Series H Preferred Stock. No class or series of capital stock that ranks on a parity basis with or junior to the Series H Preferred Stock as to rights on liquidation shall rank or be deemed to rank prior to the Series H Preferred Stock as to dividend rights or rights of redemption, notwithstanding that the dividend rate, dividend payment dates, sinking fund provisions, if any, or mandatory redemption provisions thereof are different from those of the Series H Preferred Stock, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly so provides.

               "Series A Liberty Media Group Common Stock" shall mean the Tele-Communications, Inc. Series A Liberty Media Group Common Stock, par value $1.00 per share, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series A Liberty Media Group Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Series A Liberty Media Group Common Stock, such capital stock to which a holder of Series A Liberty Media Group Common Stock shall be entitled upon the occurrence of such event.

               "Series A TCI Group Common Stock" shall mean the Tele-Communications, Inc. Series A TCI Group Common Stock, par value $1.00 per share, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series A TCI Group Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Series A TCI Group Common Stock, such capital stock to which a holder of Series A TCI Group Common Stock shall be entitled upon the occurrence of such event.

               "Series B Liberty Media Group Common Stock" shall mean the Tele-Communications, Inc. Series B Liberty Media Group Common Stock, par value $1.00 per share, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series B Liberty Media Group Common Stock, or in the case of a

                                      -7-
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consolidation or merger of the Company with or into another Person affecting the
Series B Liberty Media Group Common Stock, such capital stock to which a holder of Series B Liberty Media Group Common Stock shall be entitled upon the occurrence of such event.

               "Series B TCI Group Common Stock" shall mean the Tele-Communications, Inc. Series B TCI Group Common Stock, par value $1.00 per share, which term shall include, where appropriate, in the case of any reclassification, recapitalization or other change in the Series B TCI Group Common Stock, or in the case of a consolidation or merger of the Company with or into another Person affecting the Series B TCI Group Common Stock, such capital stock to which a holder of Series B TCI Group Common Stock shall be entitled upon the occurrence of such event.

               "Series C Preferred Stock" shall mean the Convertible Preferred Stock, Series C, par value $.01 per share, of the Company.

               "Series D Preferred Stock" shall mean the Convertible Preferred Stock, Series D, par value $.01 per share, of the Company.

               "Series F Preferred Stock" shall mean the Convertible Redeemable Participating Preferred Stock, Series F, par value $.01 per share, of the Company.

               "Series G Preferred Stock" shall mean the Redeemable Convertible TCI Group Preferred Stock, Series G, par value $.01 per share, of the Company.

               "Series H Preferred Stock" shall have the meaning set forth in paragraph 1 of this Certificate of Designations.

               "Special Record Date" shall have the meaning set forth in paragraph 3(d) of this Certificate of Designations.

               "Stated Value" of a share of Series H Preferred Stock shall have the meaning set forth in paragraph 1 of this Certificate of Designations.

               "Subsidiary" shall mean (i) a corporation (other than the Company) a majority of the capital stock of which, having voting power under ordinary circumstances to elect directors, is at the time, directly or indirectly, owned by the Company and/or one or more Subsidiaries of the Company and (ii) any other Person (other than a corporation) in which the Company and/or one or more Subsidiaries of the Company, directly or indirectly, has (x) a majority ownership interest and (y) the power to elect or direct the election of a majority of the members of the governing body of such entity.

               "Target Price" shall initially mean $27 and shall be appropriately adjusted to take into account any stock dividends on the Series A TCI Group Common Stock or the Series A Liberty Media Group Common Stock, or any stock splits, reclassifications or combinations of

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the Series A TCI Group Common Stock or the Series A Liberty Media Group Common
Stock during the period following the Issue Date and ending on the Anniversary Date or on such earlier date, if any, as of which the Contingency is met.

               "TCI Group Common Stock" shall mean the Series A TCI Group Common Stock and the Series B TCI Group Common Stock.

          3.   Dividends.

          (a) The Contingency. If the sum of (i) the Closing Price of the Series A TCI Group Common Stock, plus (ii) one-fourth of the Closing Price of the Series A Liberty Media Group Common Stock equals or exceeds the Target Price for any ten (10) consecutive trading days during the period of sixty-five (65) consecutive trading days ending on and including the last trading day immediately preceding the Anniversary Date (the "Contingency"), no dividends will accrue or be payable with respect to the Series H Preferred Stock.

          (b) Payment. In the event that the Contingency is not met, and only in such event, the holders of Series H Preferred Stock shall, subject to the prior preferences and other rights of any Senior Stock and to the provisions of paragraph 6 hereof, be entitled to receive, when and as declared by the Board of Directors out of unrestricted funds legally available therefor, cumulative dividends, in preference to dividends on any Junior Stock, which shall accrue as provided herein. Except as otherwise provided in paragraph 3(d) of this Certificate of Designations, dividends on each share of Series H Preferred Stock will, if the Contingency is not met, accrue on a daily basis at the rate of 4% per annum of the Liquidation Preference of such share from and including the Anniversary Date to but excluding the date on which the Liquidation Preference or Redemption Price of such share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations or the date of conversion of such share pursuant to paragraph 7 hereof, as applicable. Dividends shall accrue as provided herein whether or not such dividends have been declared and whether or not there are any unrestricted funds of the Company legally available for the payment of dividends. Accrued dividends on the Series H Preferred Stock shall be payable semiannually on each Dividend Payment Date, commencing on AUGUST 1, 1997, to the holders of record of the Series H Preferred Stock as of the close of business on the applicable Record Date. For purposes of determining the amount of dividends "accrued" (i) as of the first Dividend Payment Date and as of any date that is not a Dividend Payment Date, such amount shall be calculated on the basis of the rate per annum specified above in this paragraph 3(b) for the actual number of days elapsed from and including the Anniversary Date (in the case of the first Dividend Payment Date and any date prior to the first Dividend Payment Date) or the last preceding Dividend Payment Date (in the case of any other date) to but excluding the date as of which such determination is to be made, based on a 365-day year, and (ii) as of any Dividend Payment Date after the first Dividend Payment Date, such amount shall be calculated on the basis of such rate per annum based on a 360-day year of twelve 30-day months. For so long as the Liquidation Preference of a share of Series H Preferred Stock is equal to the Stated Value per share, the amount of the dividend payable per share on the Dividend Payment Date for each full semi-annual Dividend Period shall be $.108.

          (c) Method of Payment. All dividends payable with respect to the shares of Series H Preferred Stock may be declared and paid, in the sole discretion of the Board of Directors, in cash, through the issuance of shares of Series A TCI Group Common Stock or in any combination of the foregoing. If any dividend payment declared by the Board of Directors with respect to the shares of Series H Preferred Stock is to be paid in whole or in part through the issuance of shares of Series A TCI Group Common Stock, the amount of such dividend payment to be paid per share of Series H Preferred Stock in shares of Series A TCI Group Common Stock (the "Stock Dividend Amount") shall be satisfied and paid by the delivery to the holders of record of such shares of Series H Preferred Stock on the Record Date or Special Record Date, as the case may be, for such dividend payment, of a number of shares of Series A TCI Group Common Stock determined by dividing the Stock Dividend Amount by the Average Market Price of a share of Series A TCI Group Common Stock as of such Record Date or Special Record Date. The Company shall not be required to issue any fractional share of Series A TCI Group Common Stock to which any holder of Series H Preferred Stock may become entitled pursuant to this paragraph 3(c). The Board of Directors may elect to settle any final fraction of a share of Series A TCI Group Common Stock which a holder of one or more shares of Series H Preferred Stock would otherwise be entitled to receive pursuant to this paragraph 3(c) by having the Company pay to such holder, in lieu of issuing such fractional share, cash in an amount (rounded upward to the nearest whole cent) equal to the same fraction of the Average Market Price of a share of Series A TCI Group Common Stock as of the Record Date or Special Record Date, as the case may be, for the dividend payment with respect to which such shares of Series A TCI Group Common Stock are being delivered. Such election, if made, shall be made as to all holders of Series H Preferred Stock who would otherwise be entitled to receive a fractional share of Series A TCI Group Common Stock on the Dividend Payment Date or other date fixed for the payment of such dividend.

          All dividends paid with respect to the shares of Series H Preferred Stock pursuant to this paragraph 3 shall be paid pro rata to all the holders of shares of Series H Preferred Stock outstanding on the applicable Record Date or Special Record Date, as the case may be.

          (d) Unpaid Dividends. If on any Dividend Payment Date the Company, pursuant to applicable law or otherwise, shall be prohibited or restricted from paying the full dividends to which holders of Series H Preferred Stock, and any Parity Stock ranking on a parity basis with the Series H Preferred Stock with respect to the right to receive dividend payments, shall be entitled, the amount available for such payment pursuant to applicable law and which is not otherwise restricted (if any) shall be distributed among the holders of Series H Preferred Stock and any such Parity Stock ratably in proportion to the full amounts to which they would otherwise be entitled. On each Dividend Payment Date, all dividends that have accrued on each share of Series H Preferred Stock during the Dividend Period ending on such Dividend Payment Date shall, to the extent not paid on such Dividend Payment Date for any reason (whether or not such unpaid dividends have been declared or there are any unrestricted funds of the Company legally available for the payment of dividends), be added cumulatively to the Liquidation Preference of such share and will remain a part thereof until such dividends are paid. The rate per annum at which dividends accrue in respect of that portion of the Liquidation Preference of a share of Series H Preferred Stock that consists of accrued unpaid dividends that have been added to the Liquidation Preference of such share on a Dividend Payment Date pursuant to this paragraph 3(d) and remain unpaid on the next succeeding Dividend Payment Date shall increase to 8.625% per annum from and after such next succeeding Dividend Payment Date to and including the date on which the Liquidation Preference or Redemption Price of such share is made available pursuant to paragraph 4 or 5, respectively, of this Certificate of Designations or the date of conversion of such share pursuant to paragraph 7 hereof, as applicable, unless the portion of the Liquidation Preference that consists of such accrued unpaid dividends is earlier declared and paid or an amount sufficient to pay the same in full is irrevocably set apart in trust for such purpose. That portion of the Liquidation Preference of a share of Series H Preferred Stock that consists of accrued unpaid dividends, together with all dividends accrued in respect thereof, may be declared and paid at any time (subject to the rights of any Senior Stock and to the concurrent satisfaction of any dividend arrearages then existing with respect to any Parity Stock that ranks on a parity basis with the Series H Preferred Stock as to the payment of dividends), without reference to any regular Dividend Payment Date, to holders of record as of the close of business on such date, not more than 45 days nor less than 10 days preceding the payment date thereof, as may be fixed by the Board of Directors (the "Special Record Date"). Notice of each Special Record Date shall be given, not more than 45 days nor less than 10 days prior thereto, to the holders of record of the shares of Series H Preferred Stock.

          (e) Credit. Any dividend payment made on the shares of Series H Preferred Stock shall first be credited against the earliest accrued but unpaid dividend due with respect to the shares of Series H Preferred Stock.

          (f) Authorized Shares. All shares of Series A TCI Group Common Stock issued in payment of any dividend on the Series H Preferred Stock shall, when issued, be duly and validly authorized, fully paid, nonassessable and free from all preemptive or similar rights; the delivery of such shares shall be made in compliance with all applicable Federal and state securities laws, and such shares shall have been listed for trading on such national securities exchange or national securities association, if any, on which the Series A TCI Group Common Stock is then listed.

          4. Distributions Upon Liquidation, Dissolution or Winding Up. Subject to the prior payment in full of the preferential amounts to which any Senior Stock is entitled, in the event of any liquidation, dissolution or winding up of the Company, whether voluntary or involuntary, the holders of Series H Preferred Stock shall be entitled to receive from the assets of the Company available for distribution to stockholders, before any payment or distribution shall be made to the holders of any Junior Stock, an amount in cash (or, at the election of the Company, property at its fair market value, as determined by the Board of Directors in good faith) per share, equal to the Liquidation Preference of a share of Series H Preferred Stock as of the date of payment or distribution, which payment or distribution shall be made pari passu with, and if the Company has elected to pay in property, in the same form of property as, any such payment or distribution made to the holders of any Parity Stock ranking on a parity basis with the Series H Preferred Stock with respect to distributions upon liquidation, dissolution or winding up of the Company. The holders of Series H Preferred Stock shall be entitled to no other or further distribution of or participation in any remaining assets of the Company after receiving the Liquidation Preference per share. If, upon distribution of the Company's assets in liquidation, dissolution or winding up, the assets of the Company to be distributed among the holders of the Series H Preferred Stock and to all holders of any Parity Stock ranking on a parity basis with the Series H Preferred Stock with respect to distributions upon liquidation, dissolution or winding up shall be insufficient to permit payment in full to such holders of the respective preferential amounts to which they are entitled, then the entire assets of the Company to be distributed to holders of the Series H Preferred Stock and such Parity Stock shall be distributed pro rata to such holders based upon the aggregate of the full preferential amounts to which the shares of Series H Preferred Stock and such Parity Stock would otherwise respectively be entitled. Neither the consolidation or merger of the Company with or into any other corporation or corporations nor the sale, transfer or lease of all or substantially all of the assets of the Company shall itself be deemed to be a liquidation, dissolution or winding up of the Company within the meaning of this paragraph 4. Notice of the liquidation, dissolution or winding up of the Company shall be given, not less than twenty (20) days prior to the date on which such liquidation, dissolution or winding up is expected to take place or become effective to the holders of record of the shares of Series H Preferred Stock.

          5.   Redemption.

          (a) Optional Redemption. Subject to the rights of any Senior Stock and the provisions of paragraph 6 of this Certificate of Designations, the shares of Series H Preferred Stock may be redeemed, at the option of the Company by action of the Board of Directors, in whole or from time to time in part, on any Business Day occurring on or after FEBRUARY 1, 2001, at the Redemption Price on the Redemption Date. If fewer than all of the outstanding shares of Series H Preferred Stock are to be redeemed on any Redemption Date, the shares of Series H Preferred Stock to be redeemed shall be chosen by the Company pro rata (as nearly as may be practicable) among all holders of Series H Preferred Stock.
The Company shall not be required to register a transfer of (i) any shares of Series H Preferred Stock for a period of 15 days next preceding any selection of shares of Series H Preferred Stock to be redeemed or (ii) any shares of Series H Preferred Stock selected or called for redemption.

          (b) Mandatory Redemption. Subject to the rights of any Senior Stock and the provisions of paragraph 6 of this Certificate of Designations, the Company shall redeem, out of funds legally available therefor, on FEBRUARY 1, 2016 (or, if such day is not a Business Day, on the first Business Day thereafter) all shares of Series H Preferred Stock remaining outstanding at the Redemption Price on the Redemption Date. If the funds of the Company legally available for redemption of shares of the Series H Preferred Stock and any Parity Stock then required to be redeemed are insufficient to redeem the total number of such shares remaining outstanding, those funds which are legally available shall, subject to the rights of any Senior Stock and the provisions of paragraph 6, be used to redeem the maximum possible number of shares of Series H Preferred Stock and each such other class or series of Parity Stock. Subject to the rights of any Senior Stock and the provisions of paragraph 6 hereof, at any time and from time to time thereafter when additional funds of the Company are legally available for such purpose, such funds shall immediately be used to redeem the shares of Series H Preferred Stock and of each such other class or series of Parity Stock which were required to be redeemed that the Company failed to redeem until the balance of such shares have been redeemed. The selection of shares to be redeemed pursuant to the two immediately preceding sentences shall be made, as nearly as practicable, on a pro rata basis as among the different classes or series and as among the holders of shares of a particular class or series.

          (c) Notice of Redemption. Notice of redemption shall be given by or on behalf of the Company at least sixty (60) days prior to the Redemption Date, in the case of a redemption pursuant to paragraph 5(a), and not more than sixty
(60) days nor less than thirty (30) days prior to the Redemption Date, in the case of the redemption pursuant to paragraph 5(b), to the holders of record of the shares of Series H Preferred Stock to be redeemed; but no defect in such notice or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series H Preferred Stock. In addition to any information required by law or by the applicable rules of any national securities exchange or national interdealer quotation system on which the Series H Preferred Stock may be listed or admitted to trading or quoted, such notice shall set forth the Redemption Price, the Redemption Date, the number of shares to be redeemed and the place at which the shares called for redemption will, upon presentation and surrender of the stock certificates evidencing such shares, be redeemed, and if the Company has elected to deposit the Redemption Price with a Redemption Agent in accordance with paragraph 5(d), shall state the name and address of the Redemption Agent and the date on which such deposit was or will be made. Such notice shall also set forth the then current Conversion Rate for the shares of Series H Preferred Stock and the place or places to which a holder desiring to convert shares of Series H Preferred Stock should deliver the certificate(s) evidencing such shares, together with such other documents and instruments as are or may be required pursuant to paragraph 7 of this Certificate of Designations. In the event that fewer than the total number of shares of Series H Preferred Stock represented by a certificate are redeemed, a new certificate representing the number of unredeemed shares will be issued to the holder thereof without cost to such holder. If the shares of Series H Preferred Stock evidenced by a certificate selected for partial redemption pursuant to paragraph 5(a) of this Certificate of Designations are thereafter converted in part pursuant to paragraph 7 hereof, the shares so converted (as far as may be) will be deemed to be the shares selected for redemption.

          (d) Deposit of Redemption Price. If notice of any redemption by the Company pursuant to this paragraph 5 shall have been given as provided in paragraph 5(c) of this Certificate of Designations and if on or before the Redemption Date specified in such notice an amount in cash sufficient to redeem in full on the Redemption Date at the Redemption Price all shares of Series H Preferred Stock called for redemption or required to be redeemed shall have been set apart so as to be available for such purpose and only for such purpose, then effective as of the close of business on the Redemption Date, the shares of Series H Preferred Stock called for redemption, notwithstanding that any certificate therefor shall not have been surrendered for cancellation, shall no longer be deemed outstanding, and the holders thereof shall cease to be stockholders with respect to such shares and all remaining rights with respect to such shares shall forthwith cease and terminate, except the right of the holders thereof to receive the Redemption Price of such shares, without interest, upon the surrender of certificates representing the same.

          At its election, the Company on or prior to the Redemption Date (but no more than ninety (90) days prior to the Redemption Date) may deposit immediately available funds in an amount equal to the aggregate Redemption Price of the shares of Series H Preferred Stock called for redemption in trust for the holders thereof with any bank or trust company organized under the laws of the United States of America or any state thereof having capital, undivided profits and surplus aggregating at least $50 million (the "Redemption Agent"), with irrevocable instructions and authority to the Redemption Agent, on behalf and at the expense of the Company, to mail the notice of redemption as soon as practicable after receipt of such irrevocable instructions (or to complete such mailing previously commenced, if it has not already been completed) and to pay, on and after the Redemption Date or prior thereto, the Redemption Price of the shares of Series H Preferred Stock to be redeemed to their respective holders upon the surrender of the certificates therefor. A deposit made in compliance with the immediately preceding sentence shall be deemed to constitute full payment for the shares of Series H Preferred Stock to be redeemed and from and after the later of the close of business on the date of such deposit (although prior to the Redemption Date) or the date notice of redemption is mailed, the shares of Series H Preferred Stock to be redeemed shall no longer be deemed outstanding and the holders thereof shall cease to be stockholders with respect to such shares and shall have no rights with respect to such shares except (x) the right of the holders thereof to receive the Redemption Price of such shares (calculated through the Redemption Date), without interest, upon surrender of the certificates therefor and (y) the right to convert such shares in accordance with paragraph 7 prior to the close of business on the Business Day immediately preceding the Redemption Date. Any funds so deposited which shall not be required for the payment of the Redemption Price of any shares of Series H Preferred Stock to be redeemed because of the conversion of such shares shall after such conversion be repaid to the Company by the Redemption Agent. Any interest accrued on the funds so deposited shall be paid to the Company from time to time. Any funds so deposited with the Redemption Agent which shall remain unclaimed by the holders of such shares of Series H Preferred Stock at the end of one year after the Redemption Date shall be returned by the Redemption Agent to the Company, after which repayment the holders of such shares of Series H Preferred Stock called for redemption shall look only to the Company for the payment thereof, without interest, unless an applicable escheat or abandoned property law otherwise requires.

          6. Limitations on Dividends and Redemptions. If at any time the Company shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends for all prior dividend periods on any Parity Stock which by the terms of the instrument creating or evidencing such Parity Stock is entitled to the payment of such cumulative dividends prior to the redemption, exchange, purchase or other acquisition of the Series H Preferred Stock, and until full cumulative dividends on such Parity Stock for all prior dividend periods are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, neither the Company nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series

H Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose pursuant to paragraph 5(d) hereof, any sinking fund or otherwise, unless all then outstanding shares of Series H Preferred Stock, of such Parity Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed pursuant to the terms hereof and thereof.

          If at any time the Company shall have failed to pay, or declare and set aside the consideration sufficient to pay, full cumulative dividends on the Series H Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date, and until full cumulative dividends on the Series H Preferred Stock for all Dividend Periods ending on or before the immediately preceding Dividend Payment Date are paid, or declared and the consideration sufficient to pay the same in full is set aside so as to be available for such purpose and no other purpose, (i) neither the Company nor any Subsidiary thereof shall redeem, exchange, purchase or otherwise acquire any shares of Series H Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose, pursuant to paragraph 5(d) hereof, any sinking fund or otherwise, unless all then outstanding shares of Series H Preferred Stock and of any other class or series of Parity Stock that by the terms of the instrument creating or evidencing such Parity Stock is required to be redeemed under such circumstances are redeemed or exchanged pursuant to the terms hereof and thereof, and (ii) the Company shall not declare or pay any dividend on or make any distribution with respect to any Junior Stock or Parity Stock or set aside any money or assets for any such purpose, except that the Company may declare and pay a dividend on any Parity Stock ranking on a parity basis with the Series H Preferred Stock with respect to the right to receive dividend payments, contemporaneously with the declaration and payment of a dividend on the Series H Preferred Stock, provided that such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share of Series H Preferred Stock and such Parity Stock shall in all cases bear to each other the same ratio that accumulated and accrued and unpaid dividends per share on the Series H Preferred Stock and such Parity Stock bear to each other.

          If the Company shall fail to redeem on any date fixed for redemption pursuant to paragraph 5(a) or 5(b) of this Certificate of Designations any shares of Series H Preferred Stock called for redemption or required to be redeemed on such date, and until such shares are redeemed in full, the Company shall not (x) redeem any Junior Stock or, except as provided in paragraph 5(b) hereof, Parity Stock or (y) declare or pay any dividend on or make any distribution with respect to any Junior Stock or, except as provided in the second paragraph of this paragraph 6, Parity Stock, or set aside any money or assets for any such purpose, and neither the Company nor any Subsidiary thereof shall purchase or otherwise acquire any Series H Preferred Stock, Parity Stock or Junior Stock, or set aside any money or assets for any such purpose.

          Nothing contained in the first or third paragraph of this paragraph 6 shall prevent (i) the payment of dividends on any Junior Stock solely in shares of Junior Stock or the redemption, purchase or other acquisition of Junior Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first paragraph of this paragraph 6) through the application of the proceeds from the sale of, shares of Junior Stock; (ii) the payment of dividends on any Parity Stock solely in shares of Parity Stock and/or Junior Stock or the redemption, exchange, purchase or other acquisition of Series H Preferred Stock or Parity Stock solely in exchange for (together with a cash adjustment for fractional shares, if any), or (but only in the case of the first paragraph of this paragraph 6) through the application of the proceeds from the sale of, shares of Parity Stock and/or Junior Stock; or (iii) the purchase or acquisition of shares of Series H Preferred Stock pursuant to a purchase or exchange offer made to all holders of outstanding shares of Series H Preferred Stock, provided that the terms of the purchase or exchange offer shall be identical for all shares of Series H Preferred Stock and all accrued dividends on such shares shall have been paid or shall have been declared and irrevocably set apart in trust for the benefit of the holders of shares of Series H Preferred Stock and for no other purpose.

          The provisions of the first paragraph of this paragraph 6 are for the sole benefit of the holders of Series H Preferred Stock and Parity Stock having the terms described therein and accordingly, at any time when there are no shares of any such class or series of Parity Stock outstanding or if the holders of each such class or series of Parity Stock have, by such vote or consent of the holders thereof as may be provided for in the instrument creating or evidencing such class or series, waived in whole or in part the benefit of such provisions (either generally or in the specific instance), then the provisions of the first paragraph of this paragraph 6 shall not (to the extent waived, in the case of any partial waiver) restrict the redemption, exchange, purchase or other acquisition of any shares of Series H Preferred Stock, Parity Stock or Junior Stock. All other provisions of this paragraph 6 are for the sole benefit of the holders of Series H Preferred Stock and accordingly, if the holders of shares of Series H Preferred Stock shall have waived (as provided in paragraph 10 of this Certificate of Designations) in whole or in part the benefit of the applicable provision, either generally or in the specific instance, such provision shall not (to the extent of such waiver, in the case of a partial waiver) restrict the redemption, exchange, purchase or other acquisition of, or declaration, payment or making of any dividends or distributions on, the Series H Preferred Stock, any Parity Stock or any Junior Stock.

          7.   Conversion of Series H Preferred Stock.

          (a) Right to Convert. Unless previously redeemed as provided in paragraph 5 of this Certificate of Designations, shares of Series H Preferred Stock may be converted at the option of the holder thereof, in the manner and upon the terms and conditions set forth in this paragraph 7, into fully paid and nonassessable whole shares of Series A Liberty Media Group Common Stock at the Conversion Rate in effect on the Conversion Date, at any time prior to the close of business on the Business Day immediately preceding the Redemption Date for the redemption of shares of Series H Preferred Stock pursuant to paragraph 5(a) or 5(b) of this Certificate of Designations.

          (b) Mechanics of Conversion. In order to convert shares of Series H Preferred Stock, the holder thereof shall surrender the certificate or certificates representing the shares of

Series H Preferred Stock to be converted at the office of the Company or the office of any transfer agent for the Series H Preferred Stock, which certificate or certificates shall be duly endorsed to the Company in blank (or accompanied by duly executed instruments of transfer to the Company in blank) with signatures guaranteed (such endorsements or instruments of transfer to be in form satisfactory to the Company), together with a written notice to the Company at said office of the election to convert the same, specifying the number of shares of Series H Preferred Stock to be converted and the name or names (with addresses) in which the certificate or certificates for shares of Series A Liberty Media Group Common Stock are to be issued. If any transfer is involved in the issuance or delivery of any certificate or certificates for shares of Series A Liberty Media Group Common Stock in a name other than that of the registered holder of the shares of Series H Preferred Stock surrendered for conversion, such holder shall also deliver to the Company a sum sufficient to pay all taxes, if any, payable in respect of such transfer or evidence satisfactory to the Company that such taxes have been paid. Except as provided in the immediately preceding sentence, the Company shall pay any issue, stamp or other similar tax in respect of such issuance or delivery.

          The Company shall, as soon as practicable after the Conversion Date, deliver to the holder of the shares of Series H Preferred Stock so surrendered for conversion, or to such holder's nominee(s) or, subject to compliance with applicable law, transferee(s), a certificate or certificates for the number of whole shares of Series A Liberty Media Group Common Stock to which such holder shall be entitled, together with cash or its check in lieu of any fractional share as provided in paragraph 7(o). If the shares of Series H Preferred Stock represented by a certificate surrendered for conversion are converted only in part, the Company will also issue and deliver to the holder, or to such holder's nominee(s) or, subject to compliance with applicable law, transferee(s), without charge therefor, a new certificate or certificates representing in the aggregate the unconverted shares of Series H Preferred Stock.

          The Person in whose name the certificate for shares of Series A Liberty Media Group Common Stock is issued upon such conversion shall be treated for all purposes as the stockholder of record of such shares of Series A Liberty Media Group Common Stock as of the close of business on the Conversion Date; provided, however, that no surrender of Series H Preferred Stock on any date when the stock transfer books of the Company are closed for any purpose shall be effective to constitute the Person or Persons entitled to receive the shares of Series A Liberty Media Group Common Stock issuable upon such conversion as the record holders of such shares of Series A Liberty Media Group Common Stock on such date, but such surrender shall be effective (assuming all other requirements of this paragraph 7 have been satisfied) to constitute such Person or Persons as the record holders of such shares of Series A Liberty Media Group Common Stock for all purposes as of the opening of business on the next succeeding day on which such stock transfer books are open, and such conversion shall be at the Conversion Rate in effect on the date that such shares of Series H Preferred Stock were surrendered for conversion (and such other requirements satisfied) as if the stock transfer books of the Company had not been closed on such date. Upon conversion of shares of Series H Preferred Stock, the rights of the holder of the shares so converted, as a holder thereof, will cease.

          Notwithstanding the last sentence of the immediately preceding paragraph, if the Board of Directors declares any dividend on the Series H Preferred Stock pursuant to paragraph 3 of this Certificate of Designations, and the Conversion Date for any shares of Series H Preferred Stock occurs on or after the Record Date or Special Record Date, as the case may be, and before the Dividend Payment Date for such dividend (or, in the case of a dividend declared pursuant to Section 3(d), the date on which such dividend shall be paid in accordance with such Section 3(d)), then the holder of such shares of Series H Preferred Stock on such Record Date shall be entitled to receive such dividend on such Dividend Payment Date (or such other date, as the case may be), as if such Conversion Date had not occurred.

          (c) Adjustments for Change in Capital Stock. If, after the Issue Date, the Company:

               (i) pays a dividend or makes a distribution on the Series A Liberty Media Group Common Stock in shares of Series A Liberty Media Group Common Stock;

               (ii) subdivides the outstanding shares of Series A Liberty Media Group Common Stock into a greater number of shares;

               (iii) combines the outstanding shares of Series A Liberty Media Group Common Stock into a smaller number of shares;

               (iv) pays a dividend or makes a distribution on the Series A Liberty Media Group Common Stock in shares of its capital stock (other than Series A Liberty Media Group Common Stock or rights, warrants or options for its capital stock); or

               (v) issues by reclassification of its shares of Series A Liberty Media Group Common Stock (other than a reclassification by way of merger or binding share exchange that is subject to paragraph 7(f)) any shares of its capital stock (other than rights, warrants or options for its capital stock), then, subject to the following sentence and to paragraph 7(j), the conversion privilege and the Conversion Rate in effect immediately prior to the opening of business on the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification shall be adjusted so that the holder of any shares of Series H Preferred Stock thereafter converted may receive the kind and number of shares of capital stock of the Company which such holder would have owned immediately following such event if such holder had converted his shares of Series H Preferred Stock immediately prior to the record date for, or effective date of, as the case may be, such event. Notwithstanding the foregoing, if an event listed in clause (iv) or (v) above would result in the shares of Series H Preferred Stock being convertible into shares or units (or a fraction thereof) of more than one class or series of capital stock of the Company and any such class or series of capital stock (other than the Series A

Liberty Media Group Common Stock) provides by its terms a right in favor of the Company to call, redeem, exchange or otherwise acquire all of the outstanding shares or units of such class or series (such class or series of capital stock being herein referred to as "Redeemable Capital Stock"), then, at the option of the Company, the conversion privilege and Conversion Rate of the Series H Preferred Stock shall not be adjusted pursuant to this paragraph 7(c) and in lieu thereof, but subject to paragraph 7(j), the adjustment to the Conversion Rate contemplated by paragraph 7(e) shall be made with the same effect as if the dividend or distribution of Redeemable Capital Stock or the issuance of the additional class or series of Redeemable Capital Stock by reclassification had been a distribution of assets of the Company.

          The adjustment contemplated by this paragraph 7(c) shall be made successively whenever any event listed above shall occur. For a dividend or distribution, the adjustment shall become effective immediately after the record date for the dividend or distribution. For a subdivision, combination or reclassification, the adjustment shall become effective immediately after the effective date of the subdivision, combination or reclassification.

          If after an adjustment a holder of Series H Preferred Stock would be entitled to receive upon conversion thereof shares of two or more classes or series of capital stock of the Company, the Conversion Rate shall thereafter be subject to adjustment upon the occurrence of an action taken with respect to any such class or series of capital stock as is contemplated by this paragraph 7 with respect to the Series A Liberty Media Group Common Stock, on terms comparable to those applicable to the Series A Liberty Media Group Common Stock pursuant to this paragraph 7.

          Any shares of Series A Liberty Media Group Common Stock issuable in payment of a dividend shall be deemed to have been issued immediately prior to the time of the record date for such dividend for purposes of calculating the number of outstanding shares of Series A Liberty Media Group Common Stock under paragraphs 7(d) and 7(e) below.

          (d) Adjustment for Rights Issue. If, after the Issue Date, the Company distributes any rights, warrants or options to holders of shares of Series A Liberty Media Group Common Stock entitling them, for a period expiring within 45 days after the record date for the determination of stockholders entitled to receive such distribution, to purchase shares of Series A Liberty Media Group Common Stock (or Convertible Securities) at a price per share (or having a conversion price per share, after adding thereto an allocable portion of the exercise price of the right, warrant or option to purchase such Convertible Securities, computed on the basis of the maximum number of shares of Series A Liberty Media Group Common Stock issuable upon conversion of such Convertible Securities) less than the Current Market Price on the Determination Date, the Conversion Rate shall be adjusted so that it shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the opening of business on such record date by a fraction, of which the numerator shall be the number of shares of Series A Liberty Media Group Common Stock outstanding on such record date plus the number of shares of Series A Liberty Media Group Common Stock which the aggregate offering price of the total number of shares of Series A Liberty Media Group Common Stock so offered

(or the aggregate conversion price of the Convertible Securities to be so offered, after adding thereto the aggregate exercise price of the rights, warrants or options to purchase such Convertible Securities) to the holders of Series A Liberty Media Group Common Stock (and to the holders of Convertible Securities and Series B Liberty Media Group Common Stock referred to in the immediately succeeding paragraph of this paragraph 7(d) if the distribution to which this paragraph 7(d) applies is also being made to such holders) would purchase at such Current Market Price, and of which the denominator shall be the number of shares of Series A Liberty Media Group Common Stock outstanding on such record date plus the number of additional shares of Series A Liberty Media Group Common Stock so offered to the holders of Series A Liberty Media Group Common Stock (and to such holders of Convertible Securities and Series B Liberty Media Group Common Stock) for subscription or purchase (or into which the Convertible Securities so offered are convertible). Shares of Series A Liberty Media Group Common Stock owned by or held for the account of the Company shall not be deemed to be outstanding for the purpose of any such adjustment.

          For purposes of this paragraph 7(d), the number of shares of Series A Liberty Media Group Common Stock outstanding on any record date shall be deemed to include (i) the maximum number of shares of Series A Liberty Media Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such record date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph 7(d) is being applied) equal to or less than the Current Market Price per share of Series A Liberty Media Group Common Stock on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such record date and (ii) if the Series B Liberty Media Group Common Stock is then convertible into Series A Liberty Media Group Common Stock, the maximum number of shares of Series A Liberty Media Group Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B Liberty Media Group Common Stock outstanding on such record date, if all of such shares of Series B Liberty Media Group Common Stock were deemed to have been converted immediately prior to the opening of business on such record date.

          The adjustment contemplated by this paragraph 7(d) shall be made successively whenever any such rights, warrants or options are issued, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the rights, warrants or options. If all of the shares of Series A Liberty Media Group Common Stock (or all of the Convertible Securities) subject to such rights, warrants or options have not been issued when such rights, warrants or options expire (or, in the case of rights, warrants or options to purchase Convertible Securities which have been exercised, if all of the shares of Series A Liberty Media Group Common Stock issuable upon conversion of such Convertible Securities have not been issued prior to the expiration of the conversion right thereof), then the Conversion Rate shall promptly be readjusted to the Conversion Rate which would then be in effect had the adjustment upon the issuance of such rights, warrants or options been made on the basis of the actual number of shares of Series A Liberty Media Group Common Stock (or Convertible Securities) issued upon the exercise of such rights, warrants or options (or the conversion of such Convertible Securities).

          No adjustment shall be made under this paragraph 7(d) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect immediately prior to such adjustment.

          (e) Adjustments for Other Distributions.  If, after the Issue Date,
(i) the Company distributes to all holders of shares of Series A Liberty Media Group Common Stock any assets or debt securities or any rights, warrants or options to purchase securities (excluding (x) dividends or distributions referred to in paragraph 7(c) (except as otherwise provided in clause (ii) of this sentence) and distributions of rights, warrants or options referred to in paragraph 7(d) and (y) cash dividends or other cash distributions, unless such cash dividends or cash distributions are Extraordinary Cash Dividends), or (ii) the Company makes a dividend or distribution of Redeemable Capital Stock on, or issues Redeemable Capital Stock by reclassification of, the Series A Liberty Media Group Common Stock and determines pursuant to paragraph 7(c) to treat the same as a distribution of assets of the Company subject to this paragraph 7(e), then in each such event the Conversion Rate shall be adjusted by dividing the Conversion Rate in effect immediately prior to the opening of business on (A) the record date for the determination of stockholders entitled to receive the distribution or (B) in the case of a reclassification, the effective date of such reclassification, by a fraction, of which the numerator shall be the total number of shares of Series A Liberty Media Group Common Stock outstanding on such record date or immediately prior to such effective date multiplied by the Current Market Price on the Determination Date, less the fair market value (as determined in good faith by the Board of Directors) on such record date or effective date of said assets (or Redeemable Capital Stock) or debt securities or rights, warrants or options so distributed to the holders of Series A Liberty Media Group Common Stock (and to the holders of Convertible Securities and Series B Liberty Media Group Common Stock referred to in the immediately succeeding paragraph of this paragraph 7(e) if the distribution to which this paragraph 7(e) applies is also being made to such holders), and of which the denominator shall be the total number of shares of Series A Liberty Media Group Common Stock outstanding on such record date or immediately prior to such effective date multiplied by such Current Market Price.

          For purposes of this paragraph 7(e), the number of shares of Series A Liberty Media Group Common Stock outstanding on any relevant date shall be deemed to include (i) the maximum number of shares of Series A Liberty Media Group Common Stock the issuance of which would be necessary to effect the full exercise, exchange or conversion of all Convertible Securities outstanding on such date which are then exercisable, exchangeable or convertible at a price (before giving effect to any adjustment to such price for the distribution to which this paragraph 7(e) is being applied) equal to or less than the Current Market Price on the applicable Determination Date, if all of such Convertible Securities were deemed to have been exercised, exchanged or converted immediately prior to the opening of business on such date and (ii) if the Series B Liberty Media Group Common Stock is then convertible into Series A Liberty Media Group Common Stock, the maximum number of shares of Series A Liberty Media Group Common Stock the issuance of which would be necessary to effect the full conversion of all shares of Series B Liberty Media Group Common Stock outstanding on such date, if all of such shares of Series B Liberty Media Group Common Stock were deemed to have been converted immediately prior to the opening of business on such date.

          For purposes of this paragraph 7(e), the term "Extraordinary Cash Dividend" shall mean any cash dividend with respect to the Series A Liberty Media Group Common Stock the amount of which, together with the aggregate amount of cash dividends on the Series A Liberty Media Group Common Stock to be aggregated with such cash dividend in accordance with the following provisions of this paragraph, equals or exceeds the threshold percentage set forth in the following sentence. If, upon the date prior to the Ex-Dividend Date with respect to a cash dividend on Series A Liberty Media Group Common Stock, the aggregate of the amount of such cash dividend together with the amounts of all cash dividends on the Series A Liberty Media Group Common Stock with Ex-Dividend Dates occurring in the 365 consecutive day period ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (other than any such other cash dividends with Ex-Dividend Dates occurring in such period for which a prior adjustment in the Conversion Rate was previously made under this paragraph 7(e)), equals or exceeds on a per share basis 10% of the average of the Closing Prices during the period beginning on the date after the first such Ex-Dividend Date in such period and ending on the date prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied (except that if no other cash dividend has had an Ex-Dividend Date occurring in such period, the period for calculating the average of the Closing Prices shall be the period commencing 365 days prior to the date immediately prior to the Ex-Dividend Date with respect to the cash dividend to which this provision is being applied), such cash dividend together with each other cash dividend with an Ex-Dividend Date occurring in such 365-day period that is aggregated with such cash dividend in accordance with this paragraph shall be deemed to be an Extraordinary Cash Dividend.

          The adjustment pursuant to the foregoing provisions of this paragraph 7(e) shall be made successively whenever any distribution to which this paragraph 7(e) applies is made, and shall become effective immediately after the record date for the determination of stockholders entitled to receive the distribution (or, in the case of a reclassification, the effective date).
Shares of Series A Liberty Media Group Common Stock owned by or held for the account of the Company shall not be deemed outstanding for the purpose of any such adjustment.

          No adjustment shall be made under this paragraph 7(e) if the adjusted Conversion Rate would be lower than the Conversion Rate in effect prior to such adjustment. In the event that, with respect to any distribution to which this paragraph 7(e) would otherwise apply, the numerator of the fraction in the formula set forth in the first paragraph of this paragraph 7(e) is zero or a negative number, then the adjustment provided by this paragraph 7(e) shall not be made. If the Company makes a distribution to all holders of its Series A Liberty Media Group Common Stock of any of its assets or debt securities or any rights, warrants or options to purchase securities of the Company that, but for the immediately preceding sentence, would otherwise result in an adjustment in the Conversion Rate pursuant to the foregoing provisions of this paragraph 7(e), then, from and after the record date for determining the holders of Series A

Liberty Media Group Common Stock entitled to receive the distribution, a holder of Series H Preferred Stock that converts such shares in accordance with the provisions of this paragraph 7 will upon such conversion be entitled to receive, in addition to the shares of Series A Liberty Media Group Common Stock into which such shares of Series H Preferred Stock are convertible, the kind and amount of securities, cash or other assets comprising the distribution that such holder would have received if such holder had converted such shares of Series H Preferred Stock immediately prior to the record date for determining the holders of Series A Liberty Media Group Common Stock entitled to receive the distribution.

          (f) Consolidation, Merger or Sale of the Company. If the Company consolidates with or merges into, or transfers (other than by mortgage or pledge) its properties and assets substantially as an entirety to, another Person or the Company is a party to a merger or binding share exchange which reclassifies or changes its outstanding Series A Liberty Media Group Common Stock, the Company (or its successor in such transaction) or the transferee of such properties and assets shall make appropriate provision so that the holders of the shares of Series H Preferred Stock then outstanding shall have the right thereafter to convert such shares into the kind and amount of securities, cash or other assets receivable upon such transaction by a holder of the number of shares of Series A Liberty Media Group Common Stock into which such shares of Series H Preferred Stock could have been converted immediately before the effective date of such transaction (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share of Series A Liberty Media Group Common Stock the kind and amount of securities, cash or other assets received per share by a plurality of the non-electing shares of Series A Liberty Media Group Common Stock), and the holders of the Series H Preferred Stock shall have no other conversion rights under these provisions; provided that (i) effective provision shall be made, in the Articles or Certificate of Incorporation of the resulting or surviving corporation or otherwise or in any contracts of sale or transfer, so that the provisions set forth herein for the protection of the conversion rights of Series H Preferred Stock shall thereafter be made applicable, as nearly as reasonably may be, to any such other securities and assets deliverable upon conversion of the Series H Preferred Stock remaining outstanding or other convertible preferred stock or other securities received by the holders of Series H Preferred Stock in place thereof; and (ii) any such resulting or surviving corporation or transferee shall expressly assume the obligation to deliver, upon the exercise of the conversion privilege, such securities, cash or other assets as the holders of the Series H Preferred Stock remaining outstanding, or other convertible preferred stock or other securities received by the holders in place thereof, shall be entitled to receive pursuant to the provisions hereof, and to make provision for the protection of the conversion rights of the Series H Preferred Stock, or of any other convertible preferred stock or other securities received by the holders in place thereof, as provided in clause (i) of this sentence.

          If this paragraph 7(f) applies, paragraphs 7(c), 7(d) and 7(e) shall not apply.

          (g) Effect of Redemption. Subject to paragraph 7(j) and to the remaining provisions of this paragraph 7(g), in the event that (i) the Company redeems all, and not less than all, of the outstanding shares of Series A Liberty Media Group Common Stock in accordance with the terms thereof or (ii) a holder of Series H Preferred Stock would be entitled to receive upon conversion thereof pursuant to this paragraph 7 any Redeemable Capital Stock and the Company redeems, exchanges or otherwise acquires all of the outstanding shares or other units of such Redeemable Capital Stock (each event referred to in clause (i) and (ii) being a "Redemption Event"), then, from and after the effective date of such Redemption Event, the holders of shares of Series H Preferred Stock then outstanding shall be entitled to receive upon conversion of such shares, in lieu of shares or units of Series A Liberty Media Group Common Stock or of such Redeemable Capital Stock, as the case may be, the kind and amount of securities, cash or other assets receivable upon the Redemption Event by a holder of the number of shares or units of Series A Liberty Media Group Common Stock or such Redeemable Capital Stock, as the case may be, into which such shares of Series H Preferred Stock could have been converted immediately prior to the effective date of such Redemption Event (assuming, to the extent applicable, that such holder failed to exercise any rights of election with respect thereto and received per share or unit of Series A Liberty Media Group Common Stock or such Redeemable Capital Stock the kind and amount of securities, cash or other assets received per share or unit by a plurality of the non-electing shares or units of Series A Liberty Media Group Common Stock or such Redeemable Capital Stock, as the case may be), and (from and after the effective date of such Redemption Event) the holders of the Series H Preferred Stock shall have no other conversion rights under these provisions with respect to the Series A Liberty Media Group Common Stock or such Redeemable Capital Stock, as the case may be.

          Notwithstanding the foregoing, if the redemption price for the shares of Series A Liberty Media Group Common Stock or such Redeemable Capital Stock is paid in whole or in part in Redemption Securities, and the Mirror Preferred Stock Condition is met, the Series H Preferred Stock shall not be convertible into such Redemption Securities and, from and after the applicable redemption date, the holders of any shares of Series H Preferred Stock that have not been exchanged for Mirror Preferred Stock shall have no conversion rights under these provisions except for any conversion right that may have existed immediately prior to the effective date of the Redemption Event with respect to any securities, cash or other assets other than the Series A Liberty Media Group Common Stock or Redeemable Capital Stock so redeemed. The Mirror Preferred Stock Condition will be met in connection with a redemption of the Series A Liberty Media Group Common Stock or the Redeemable Capital Stock into which the Series H Preferred Stock is then convertible, assuming that the Series H Preferred Stock is not then convertible into any other security, cash or other assets, if the Company makes appropriate provision so that the holders of the Series H Preferred Stock have the right to exchange their shares of Series H Preferred Stock on the effective date of the Redemption Event for shares of Mirror Preferred Stock of the issuer of the Redemption Securities, which Mirror Preferred Stock shall have an aggregate initial liquidation preference equal to the aggregate Liquidation Preference of the shares of Series H Preferred Stock to be exchanged therefor.

          If, before giving effect to a Redemption Event, a holder of Series H Preferred Stock would be entitled to receive upon conversion of such Series H Preferred Stock any securities, cash (other than cash in lieu of fractional securities) or other assets in addition to the Series A Liberty Media Group Common Stock or Redeemable Capital Stock being redeemed, and the redemption price payable upon such Redemption Event will include Redemption Securities, then to satisfy the Mirror Preferred Stock Condition, the Company would be required to make appropriate provision so that the holders of the Series H Preferred Stock have the right to exchange their shares of Series H Preferred Stock on the effective date of the Redemption Event for Exchange Preferred Stock of the Company and Mirror Preferred Stock of the issuer of the Redemption Securities. The sum of the initial liquidation preferences of the shares of Exchange Preferred Stock and Mirror Preferred Stock delivered in exchange for a share of Series H Preferred Stock will equal the Liquidation Preference of a share of Series H Preferred Stock on the effective date of the Redemption Event. The Mirror Preferred Stock will have an aggregate initial liquidation preference equal to the product of the aggregate Liquidation Preference of the shares of Series H Preferred Stock exchanged therefor and the quotient of (x) the product of the Conversion Rate for the Series A Liberty Media Group Common Stock or Redeemable Capital Stock to be redeemed (determined immediately prior to the effective date of the Redemption Event) and the average of the daily Closing Prices of the Series A Liberty Media Group Common Stock or Redeemable Capital Stock, as the case may be, for the period of ten consecutive trading days ending on the third trading day prior to the effective date of the Redemption Event, divided by (y) the sum of the amount determined pursuant to clause (x), plus the fair value of the securities (other than those being redeemed), cash or other assets that would have been receivable by a holder of Series H Preferred Stock upon conversion thereof immediately prior to the effective date of the Redemption Event (such fair value to be determined in the case of securities with a Closing Price in the same manner as provided in clause
(x) and otherwise by the Board of Directors in the exercise of its good faith judgment). The shares of Exchange Preferred Stock will have an aggregate initial liquidation preference equal to the difference between the aggregate Liquidation Preference of the shares of Series H Preferred Stock exchanged therefore and the aggregate initial liquidation preference of the Mirror Preferred Stock.

          When used in connection with a redemption by the Company of Series A Liberty Media Group Common Stock or of any Redeemable Capital Stock into which the Series H Preferred Stock is then convertible, the following terms have the following meanings:

               (i) "Redemption Securities" means securities of an issuer other than the Company that are distributed by the Company in payment, in whole or in part, of the redemption price for the Series A Liberty Media Group Common Stock or such Redeemable Capital Stock, as the case may be.

               (ii) "Mirror Preferred Stock" means convertible preferred stock issued by the issuer of the Redemption Securities and having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series H Preferred Stock for which such Mirror Preferred Stock is exchanged, except that (x) the liquidation preference will be determined as provided above in this paragraph 7(g), (y) the running of any time periods pursuant to the terms of the Series H Preferred Stock shall be tacked to the corresponding time periods in the Mirror Preferred Stock and (z) the Mirror Preferred Stock shall be convertible into the kind and amount of Redemption Securities, cash and other assets that the holder of a share of Series H Preferred Stock in respect of which such Mirror Preferred Stock is issued pursuant to the terms hereof would have received upon redemption of the Series A Liberty Media Group Common Stock or Redeemable Capital Stock, as the case may be, had such shares of Series H Preferred Stock been converted prior to the effective date of the Redemption Event.

               (iii) "Exchange Preferred Stock" means a series of convertible preferred stock of the Company having terms, conditions, designations, dividend rights, voting powers, rights on liquidation and other preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof that are identical, or as nearly so as is practicable in the good faith judgment of the Board of Directors, to those of the Series H Preferred Stock for which such Exchange Preferred Stock is exchanged, except that (x) the liquidation preference will be determined as provided above in this paragraph 7(g), (y) the running of any time periods pursuant to the terms of the Series H Preferred Stock shall be tacked to the corresponding time periods in the Exchange Preferred Stock and
          (z) the Exchange Preferred Stock will not be convertible into, and the holders will have no conversion rights thereunder with respect to, the Series A Liberty Media Group Common Stock or Redeemable Capital Stock, as the case may be, redeemed in the Redemption Event.

          Notwithstanding the second and third paragraphs of this paragraph 7(g), the Mirror Preferred Stock Condition shall only be deemed to have been satisfied in connection with any Redemption Event if, in the good faith determination of the Board of Directors: (i) receipt of Mirror Preferred Stock and/or Exchange Preferred Stock in exchange for Series H Preferred Stock pursuant to the second or third paragraph of this paragraph 7(g) would not result in the recognition of gain or loss by the holders of such Series H Preferred Stock for United States federal income tax purposes; (ii) an adjustment made in the Conversion Rate of the Series H Preferred Stock with respect to such Redemption Event, as provided in the first paragraph of this paragraph 7(g), would result in the recognition of gain or loss by the holders of Series H Preferred Stock for United States federal income tax purposes; or
(iii) receipt of Redemption Securities in redemption of the Series A Liberty Media Group Common Stock or Redeemable Capital Stock to be redeemed in the Redemption Event would result in the recognition of gain or loss by the holders of such Series A Liberty Media Group Common Stock or Redeemable Capital Stock, as the case may be.

          (h) Simultaneous Adjustments. In the event that this paragraph 7 requires adjustments to the Conversion Rate under more than one of paragraph 7(c)(iv), (d) or (e), and the record dates for the distributions giving rise to such adjustments shall occur on the same date, then such adjustments shall be made by applying, first, the provisions of paragraph 7(c), second, the provisions of paragraph 7(e) and, third, the provisions of paragraph 7(d).

          (i) When Adjustment May Be Deferred. In any case in which this paragraph 7 shall require that an adjustment shall become effective immediately after a record date for an event, the Company may defer until the occurrence of such event (x) issuing to the holder of any shares of Series H Preferred Stock converted after such record date and before the occurrence of such event the additional shares of Series A Liberty Media Group Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the shares of Series A Liberty Media Group Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such holder cash or its check in lieu of any fractional interest to which he is entitled pursuant to paragraph 7(o); provided, however, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares of Series A Liberty Media Group Common Stock, and such cash, upon the occurrence of the event requiring such adjustment.

          (j) De Minimis Adjustment; When Adjustment Is Not Required. No adjustments in the Conversion Rate need be made unless the adjustment would require an increase or decrease of at least one percent (1%) in the Conversion Rate. Any adjustment which is not made shall be carried forward and taken into account in any subsequent adjustment.

          All calculations under this paragraph 7 shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

          No adjustment need be made for rights to purchase shares of Series A Liberty Media Group Common Stock or for sales of shares of Series A Liberty Media Group Common Stock which in either case are made pursuant to a Company plan providing for reinvestment of dividends or interest or pursuant to a bona fide employee stock option or stock purchase plan of the Company. No adjustment need be made for a change in the par value of the Series A Liberty Media Group Common Stock.

          No adjustment need be made under this paragraph 7 for a transaction referred to in paragraph 7(c), 7(d), 7(e) or 7(g) if holders of the Series H Preferred Stock are to participate in the transaction on a basis and with notice that the Board of Directors in good faith determines to be fair and appropriate in light of the basis and notice on which holders of Series A Liberty Media Group Common Stock participate in the transaction; provided that the basis on which the holders of shares of Series H Preferred Stock are to participate in the transaction shall not be deemed to be fair if it would require the holder to convert his shares of Series H Preferred Stock, in order to participate, at any time prior to the expiration of the conversion period specified for the shares of Series H Preferred Stock pursuant to paragraph 7(a) of this Certificate of Designations. The immediately preceding sentence shall apply to any transaction referred to in paragraph 7(c), 7(d), 7(e) or 7(g) only if, in the good faith determination of the Board of Directors: (i) participation in such transaction by the holders of the Series H Preferred Stock would not result in the recognition of gain or loss by such holders for United States federal income tax purposes; (ii) an adjustment made in the Conversion Rate of the Series H Preferred Stock in lieu of participating in such transaction, pursuant to this paragraph 7, would result in the recognition of gain or loss by holders of Series H Preferred Stock for United

States federal income tax purposes; or (iii) participation in such transaction by the holders of the Series A Liberty Media Group Common Stock would result in the recognition of gain or loss by such holders for United States federal income tax purposes.

          To the extent the shares of Series H Preferred Stock become convertible into cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

          (k) Company Determination Final. Any determination required to be made pursuant to paragraph 7(c), 7(d), 7(e), 7(f), 7(g), 7(h), 7(j) or 7(o) shall be made by the Board of Directors (whether or not reference to the Board of Directors is expressly made in any such paragraph) and any determination so made in good faith shall be conclusive and binding, absent manifest error, on the holders of shares of Series H Preferred Stock. In making any determination as to the expected tax treatment of any action, transaction or event referred to herein, including, without limitation, the determinations provided for in the last paragraph of Paragraph 7(g) and the last sentence of the fourth paragraph of Paragraph 7(j), the Board of Directors shall be entitled to rely conclusively on (i) an opinion of counsel rendered by a law firm acceptable to the Board of Directors, acting in good faith, or (ii) a private letter ruling from the Internal Revenue Service, to such effect, which opinion of counsel or private letter ruling may be based upon such assumptions, and be subject to such qualifications, conditions and limitations, as the Board of Directors shall in good faith determine to be appropriate under the circumstances. Any such determination by the Board of Directors shall be based on the expected United States federal income tax consequences applicable to the transaction in question, without regard to special tax rules such as those applicable to dealers in securities, foreign persons, mutual funds, insurance companies, tax-exempt entities and holders who do not hold the securities or other property in question as capital assets, or the personal circumstances of any particular stockholder.

          (l) Notice of Adjustment. Whenever the provisions of this paragraph 7 require an adjustment to the Conversion Rate, the Company shall promptly compute such adjustment and (i) file with the transfer agent for the Series H Preferred Stock (or with the books of the Company if there is no transfer agent) an Officers' Certificate setting forth a description of the event requiring the adjustment, the new Conversion Rate (including a reasonably detailed calculation thereof), and the kind and amount of capital stock or other securities or cash or other assets into which the Series H Preferred Stock shall be convertible after such event, and (ii) cause a notice containing a summary of the information set forth in said certificate to be given to the holders of Series H Preferred Stock. Where appropriate, such notice may be given in advance and included as a part of the notice required to be given under the provisions of paragraph 7(m).

          (m) Advance Notice of Certain Transactions.  If the Company:

               (i) takes any action which would require an adjustment in the Conversion Rate;

               (ii) is a party to a consolidation, merger or binding share exchange, or transfers all or substantially all of its assets to another Person, and any stockholders of the Company must approve the transaction; or

               (iii) voluntarily or involuntarily dissolves, liquidates or winds up, then, in any such event, the Company shall give to the holders of the Series H Preferred Stock, at least twenty (20) days prior to any record date or other date set for definitive action if there shall be no record date, a notice stating the record date for and the anticipated effective date of such action or event and, if the event is a dividend or distribution or issuance by reclassification of Redeemable Capital Stock, whether the Company has determined to adjust the Conversion Rate pursuant to paragraph 7(c) or 7(e); provided, however, that any notice required hereunder shall in any event be given no later than the time that notice is given to the holders of Series A Liberty Media Group Common Stock. Without limiting the obligation of the Company to provide notice of corporate actions hereunder, the failure to mail the notice or any defect in it shall not affect the legality or validity of any corporate action or the vote thereon.

          (n) Reservation of Series A Liberty Media Group Common Stock Issuable Upon Conversion. The Company shall at all times on and after the Issue Date reserve and keep available out of its authorized but unissued shares of Series A Liberty Media Group Common Stock, solely for the purpose of effecting the conversion of the shares of Series H Preferred Stock, such number of its shares of Series A Liberty Media Group Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series H Preferred Stock; provided that nothing contained herein shall be construed to preclude the Company from satisfying its obligations in respect of the conversion of the outstanding shares of Series H Preferred Stock by delivery of shares of Series A Liberty Media Group Common Stock which are held in the treasury of the Company. The Company shall take all such corporate and other actions as from time to time may be necessary to insure that all shares of Series A Liberty Media Group Common Stock issuable upon conversion of shares of Series H Preferred Stock at the Conversion Rate in effect from time to time will, when issued, be duly and validly authorized and issued, fully paid and nonassessable, and free from all preemptive or similar rights. In order that the Company may issue shares of Series A Liberty Media Group Common Stock upon conversion of the Series H Preferred Stock, the Company will in good faith and as expeditiously as possible endeavor to comply with all applicable Federal and state securities laws and will in good faith and as expeditiously as possible endeavor to list such shares to be issued upon conversion on such national securities exchange or national securities association, if any, on which the Series A Liberty Media Group Common Stock is then listed.

          (o) Fractional Shares. No fractional shares of Series A Liberty Media Group Common Stock or scrip shall be issued upon conversion of the Series H Preferred Stock. Whether or not fractional shares would otherwise be required to be issued to a holder of Series H Preferred Stock upon such conversion shall be determined on the basis of the total number of shares of Series H Preferred Stock the holder is at the time converting into Series A Liberty Media Group Common Stock and the total number of shares of Series A Liberty Media Group Common Stock issuable upon such conversion. In lieu of the issuance of fractional shares of Series A Liberty Media Group Common Stock, the Company shall pay instead an amount in cash or by its check equal to the same fraction of the Closing Price of a full share of Series A Liberty Media Group Common Stock on the last full trading day prior to the Conversion Date.

          (p) Impairment. The Company will not, by amendment of this Certificate of Designations or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, other than as expressly permitted by this Certificate of Designations or approved by the requisite vote or written consent of the holders of Series H Preferred Stock taken or given in accordance with this Certificate, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this paragraph 7 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of Series H Preferred Stock against impairment.

          8.   Voting.

          (a) Voting Rights. The holders of Series H Preferred Stock shall have no voting rights whatsoever, except as required by law and except for the voting rights described in this paragraph 8; provided, however, that the number of authorized shares of Series H Preferred Stock may be increased or decreased (but not below the number of shares of Series H Preferred Stock then outstanding) by the affirmative vote of the holders of at least 66-2/3% of the total voting power of the then outstanding Voting Securities (as defined in Section A of Article VIII of the Restated Certificate of Incorporation of the Company (the "Restated Certificate")), voting together as a single class as provided in
Article IX of the Restated Certificate. Without limiting the generality of the foregoing, no vote or consent of the holders of Series H Preferred Stock shall be required for (a) the creation of any indebtedness of any kind of the Company,
(b) the creation or designation of any class or series of Senior Stock, Parity Stock or Junior Stock, or (c) any amendment to the Restated Certificate that would increase the number of authorized shares of Preferred Stock or the number of authorized shares of Series H Preferred Stock or that would decrease the number of authorized shares of Preferred Stock or the number of authorized shares of Series H Preferred Stock (but not below the number of shares of Preferred Stock or Series H Preferred Stock, as the case may be, then outstanding).

          (b) Election of Directors. The holders of the Series H Preferred Stock shall have the right to vote at any annual or special meeting of stockholders for the purpose of electing directors. Each share of Series H Preferred Stock shall have one vote for such purpose, and shall vote as a single class with all other classes or series of capital stock of the Company that are entitled to vote in any general election of directors, unless the instrument creating or evidencing such class or series of capital stock otherwise expressly provides.

          9. No Preemptive Rights. The holders of shares of Series H Preferred Stock shall have no preemptive rights, including preemptive rights with respect to any shares of capital stock or other securities of the Company convertible into or carrying rights or options to purchase any such shares.

          10. Waiver. Any provision of this Certificate of Designations which, for the benefit of the holders of Series H Preferred Stock, prohibits, limits or restricts actions by the

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Company, or imposes obligations on the Company, including but not limited to provisions relating to the obligation of the Company to redeem or convert such shares, may be waived in whole or in part, or the application of all or any part of such provision in any particular circumstance or generally may be waived, in each case by the affirmative vote or with the consent of the holders of at least a majority of the number of shares of Series H Preferred Stock then outstanding (or such greater percentage thereof as may be required by applicable law or any applicable rules of any national securities exchange or national interdealer quotation system), either in writing or by vote at an annual meeting or a special meeting called for such purpose at which the holders of Series H Preferred Stock shall vote as a separate class.

          11. Method of Giving Notices. Any notice required or permitted by the provisions of this Certificate of Designations to be given to the holders of shares of Series H Preferred Stock shall be deemed duly given if deposited in the United States mail, first class mail, postage prepaid, and addressed to each holder of record at his address appearing on the books of the Company or supplied by him in writing to the Company for the purpose of such notice.

          12. Exclusion of Other Rights. Except as may otherwise be required by law and except for the equitable rights and remedies which may otherwise be available to holders of Series H Preferred Stock, the shares of Series H Preferred Stock shall not have any designations, preferences, limitations or relative rights other than those specifically set forth in this Certificate of Designations.

          13. Headings of Subdivisions. The headings of the various subdivisions of this Certificate of Designations are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designations.

          FURTHER RESOLVED, that the appropriate officers of this Company are hereby authorized to execute and acknowledge a certificate setting forth these resolutions and to cause such certificate to be filed and recorded in accordance with the requirements of Section 151(g) of the General Corporation Law of the State of Delaware."


          The undersigned has signed this Certificate of Designations on this ______ day of ____________, 199__.



                         ----------------------------------------
                         Name:
                         Title:  Executive Vice President



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